EXHIBIT 10



June 28, 2001

Chet Rubackin
CopperCom
National Sales Manager
54 Kenwood Drive
Woodcliff Lake, NJ  07677

Dear Chet:

"We, Sonus Holdings will be responsible for procuring funding, signing, or co-signing a lease for the equipment that EOT has ordered from CopperCom under CoperCom's price quotation for a CSX 2100 which is attached. We will provide financial statements to CopperCom as needed or required by CopperCom in order to procure funding or leasing. Attached is our down payment of $60,000. We will attempt to obtain a lease in order to make payment in full to CopperCom with in 120 days of installation and acceptance at our New York City location as specified on our Purchase Order.

If we cannot acquire funding within 120 days Sonus Holdings or EOT will pay monthly payments beginning on the first of each month following the 120 days, ($15,000 monthly payments based on a fully amortizing loan with an annual interest rate of 18%. See Exhibit A.) until funding is obtained and payment in full is rendered to CopperCom for the balance due. If at anytime we can make additional payments in advance CopperCom will accept and credit our account without any prepayment penalty."

Regards,


Sherry Shen
CEO



SS/mh











SONUS Communications Holdings, Inc.